UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):    May 9, 2012

INCOME OPPORTUNITY REALTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   465-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 - Submission of Matters to the Vote of Security Holders

On May 9, 2012, the Annual Meeting of Stockholders of Income Opportunity Realty Investors, Inc. (“IOT” or the “Issuer” or the “Registrant”) was held following a solicitation of proxies pursuant to a Notice of Annual Meeting and related Proxy Statement dated April 6, 2012 distributed in accordance with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.  On the record date of April 5, 2012, a total of 4,168,214 shares of Common Stock were outstanding with each share entitled to cast one vote.

At the Annual Meeting which involved the election of directors, the following named persons received the number of votes cast for, against or withheld, as well as the number of abstention and broker non-votes:

Name	No. of Votes For	% For	No. of Votes Against	No. of Votes Abstained	Broker Non- Votes
Henry A. Butler	3,077,378	73.8%	74,353	-	565,135
Sharon Hunt	3,077,612	73.8%	74,119	-	565,135
Robert A. Jakuszewski	3,077,612	73.8%	74,119	-	565,135
Ted R. Munselle	3,077,612	73.8%	74,119	-	565,135

All of the nominees named above, each of which is currently a director of the Registrant, were elected at such Annual Meeting.

The only other matter presented at the Annual Meeting was the ratification of the appointment of Swalm & Associates, P.C. as the independent registered public accounting firm for the Registrant for the fiscal year ending December 31, 2012 and any interim period.  A total of 3,711,914 votes were cast FOR, 2,484 votes were cast AGAINST and 2,468 votes ABSTAINED from voting with respect to such proposal.  There were no broker non-votes.

The Annual Meeting of the Board of Directors was held on the following day, May 10, 2012.  At such meeting, Henry A. Butler was re-elected Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: May 12, 2012	INCOME OPPORTUNITY REALTY INVESTORS, INC.

By: /s/ Gene S. Bertcher
Gene S. Bertcher, Executive Vice
President and Chief Financial Officer